CORPAY, INC.
AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN
PERFORMANCE STOCK UNIT AWARD CERTIFICATE
Pursuant to the provisions of the Corpay, Inc. Amended and Restated 2010 Equity Compensation Plan (“Plan”), Corpay, Inc. (“Company”) hereby grants to the individual identified below (the “Key Employee”) an award of Performance Stock Units (“PSUs”) as set forth below, subject to the terms and conditions of the Plan, Exhibit A of this Performance Stock Unit Award Certificate, and the Statement of Performance Goals provided to the Key Employee in connection with the PSUs (the “Statement of Performance Goals”).

Key Employee:	Armando Lins Netto
Award Number:
Grant Date:	July 22, 2026
Number of PSUs Granted:	28,213
Performance Criteria:	Achievement of the objectives set forth in the Statement of Performance Goals, subject to the Key Employee’s continuous employment through the applicable Vesting Date.
Performance Period:	July 22, 2026 through August 31, 2028

You may review your equity grant and vesting schedule in your E*TRADE account. If you have any questions, please contact the equity support team.
CORPAY, INC.
/s/ Crystal Williams
_____________________
Crystal F. Williams
CHRO

PERFORMANCE STOCK UNIT AWARD CERTIFICATE
EXHIBIT A
TERMS AND CONDITIONS
(“Agreement”)
Capitalized terms not otherwise defined in this Agreement shall have the meaning as set forth in first page of the Performance Stock Unit Award Certificate, or if not defined therein, then in the Plan.
§ 1.Grant of Performance Stock Unit Award. Pursuant to the provisions of the Plan, the Company grants to the Key Employee an award of Performance Stock Units (“PSUs”), in the number set forth on the first page of the Performance Stock Unit Award Certificate. Each PSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in this Agreement and in the Plan, a copy of which has and will be made available to the Key Employee upon written request to the corporate Secretary of the Company.
§ 2.Vesting. Except as otherwise provided in this Agreement, the PSUs set forth on the first page of the Performance Stock Unit Award Certificate shall vest and become non-forfeitable on the applicable Vesting Date, subject to (1) the achievement of the applicable Performance Goal set forth in the Statement of Performance Goals during the Performance Period and (2) the Key Employee remaining continuously in the Active Employment of the Company through the applicable Vesting Date. For purposes of this Agreement, “Vesting Date” means, with respect to each Tranche (as defined in the Statement of Performance Goals) of PSUs for which the applicable Performance Goal is achieved, subject to the terms of the Plan. For purposes hereof, the “Active Employment” of the Key Employee shall be deemed to cease on the earliest of:
(i)the date the Key Employee has a termination of employment,

(ii)the date the Company provides notice to the Key Employee terminating his or her employment with the Company (whether such termination is effective immediately or at a specified date in the future), or

(iii)the date the Key Employee provides notice to the Company terminating his or her employment with the Company (whether such termination is effective immediately or at a specified date in the future);

provided that if the Key Employee is terminated by the Company without Cause, the Key Employee shall be deemed to continue in Active Employment through to the end of any statutory notice of termination period. For certainty, if the Key Employee is terminated by the Company without Cause, Active Employment shall immediately cease as of the end of any statutory notice of termination period and shall not be extended by any contractual or common law notice of termination, pay in lieu thereof, or by any entitlement to payment of severance. The Committee shall determine, in its sole discretion, the date as of which a Key Employee has ceased Active Employment with the Company for purposes of determining the vesting of PSUs. The Key Employee shall not be deemed to have a termination of employment as a result of a transfer between the Company, a Parent, or a Subsidiary or Affiliate or any combinations of such organizations.
§ 3.Subject to § 3, if either condition set forth in the first sentence of this § 2 is not satisfied with respect to any PSUs, such PSUs shall be automatically forfeited and the Company shall not have any further obligation to the Key Employee under this Agreement with respect to such PSUs. Once vested, PSUs shall become “Vested Units.”
§ 4.Change in Control, Death, or Disability: If (1) there is a Change in Control on any date and the Plan and the PSUs are continued in full force and effect or there is an assumption or substitution of the PSUs pursuant to the merger or other agreement which effects such Change in Control and (2) the Key Employee’s employment is terminated at the Company’s initiative for reasons other than Cause or is terminated at the Key Employee’s initiative for Good Reason within the Protection Period, then the PSUs shall fully vest and be non-forfeitable on the date his or her employment so terminates (without regard to § 2 of this Agreement) in accordance with § 14 of the Plan as in effect on the Grant Date. If there is a Change in Control on any date and the PSUs are not continued in full force and effect or there is no assumption or substitution of the PSUs pursuant to the merger or other agreement which effects such Change in Control, then the PSUs shall fully vest and be non-forfeitable in accordance with § 14 of the Plan (as in effect on the Grant Date) on the date of the Change in Control.
In the event that Key Employee’s Active Employment terminates because Key Employee dies or becomes disabled, the unvested portion of the PSUs will vest subject to the degree of achievement of the Stock Price Hurdle requirements.
§ 5.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until the PSUs are settled in accordance with § 7 of this Agreement, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Key Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the PSUs will be forfeited by the Key Employee and all of the Key Employee's rights to such PSUs shall immediately terminate without any payment or consideration by the Company.
§ 6.Clawback Provisions. Notwithstanding any other provision of this Agreement to the contrary, any PSU granted, shares of stock issued, and/or any amount received with respect to any sale of any such shares of stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Compensation Recoupment Policy effective October 23, 2023, as it may be amended from time to time (the “Policy”). The Key Employee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Key Employee and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Key Employee) or applicable law without further consent or action being required by the Key Employee. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of the Policy shall prevail.
§ 7.Voting Rights. The Key Employee shall not have any rights as a shareholder with respect to PSUs unless and until such PSUs vest and are settled by the issuance of shares of Stock in accordance with § 7 of this Agreement.
§ 8.Settlement and Payment of Performance Stock Units.
(a)Within 30 days after any PSUs become Vested Units, and in all events within the short-term deferral period for purposes of Section 409A of the Code, the Company shall (1) issue and deliver to the Key Employee the number of shares of Stock equal to the number of such Vested Units, and (2) enter the Key Employee’s name on the books of the Company as the shareholder of record with respect to the shares of Stock delivered to the Key Employee.
(b)If the Key Employee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Key Employee becomes eligible for settlement of the PSUs upon his "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (1) the date that is six (6) months following the Key Employee's separation from service and (2) the Key Employee's death.

(c)To the extent that the Key Employee does not vest in any PSUs, all interest in such PSUs shall be forfeited. The Key Employee has no right or interest in any PSUs that are forfeited.
§ 9.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Key Employee any right to be retained in the employment or service of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Key Employee's employment or service at any time for any reason.
§ 10.Adjustments. If any change is made to the outstanding shares of Stock or the capital structure of the Company, if required, the PSUs shall be adjusted in any manner as contemplated by § 13 of the Plan.
§ 11.Tax Liability and Withholding. The Key Employee hereby directs that the Company satisfy any applicable tax withholding requirements arising out of the vesting of this grant of PSUs by withholding shares of Stock that otherwise would be transferred to the Key Employee, provided that any such action by the Company shall not result in a violation of Section 16(b) of the 1934 Act.
§ 12.Compliance with Law. The PSUs and the issuance or transfer of shares of Stock in accordance with § 7 shall be subject to compliance by the Company and the Key Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the shares of Stock may be listed. No shares of Stock shall be issued or transferred unless and until all applicable requirements of state and federal law and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Key Employee understands that the Company is under no obligation to register the shares of Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
§ 13.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company's principal corporate offices. Any notice required to be delivered to the Key Employee under this Agreement shall be in writing and addressed to the Key Employee at the Key Employee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.
§ 14.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
§ 15.Interpretation. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Any dispute regarding the interpretation of this Agreement shall be submitted by the Key Employee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Key Employee and the Company.

§ 16.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Key Employee and the Key Employee's beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.
§ 17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
§ 18.Discretionary Nature of Plan; Amendment. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the PSUs in this Agreement does not create any contractual right or other right to receive any PSUs or other awards in the future. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Key Employee's employment with, or service to, the Company or its Affiliates.
§ 19.Section 409A. This Agreement is intended to be exempt from Section 409A of the Code under the short-term deferral exclusion and shall be construed and interpreted in a manner that is consistent with such intent. If, for any reason, the Company determines that the PSUs are subject to Section 409A of the Code, the Company shall have the right in its sole discretion (without any obligation to do so) to adopt such amendments to the Plan or this Agreement, or to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take other actions, as the Company determines are necessary or appropriate for the Agreement to either be exempt from or comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Key Employee on account of non-compliance with Section 409A of the Code.
§ 20.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
§ 21.Acceptance. The Key Employee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Key Employee accepts the PSUs subject to the terms and conditions of the Plan and this Agreement. The Key Employee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying shares of Stock, and that the Key Employee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
§ 22.Data Privacy. The Key Employee acknowledges that the Company and its Affiliates will collect, process, transfer and hold the Key Employee’s personal data as is necessary for the purposes of operating the Plan and administering the Key Employee’s PSUs, and hereby provides consent to these actions.

§ 23.
STATEMENT OF PERFORMANCE GOALS
This Statement of Performance Goals applies to the PSUs granted to the Key Employee on the Grant Date and applies with respect to the Performance Stock Unit Award Certificate between the Company and the Key Employee (the “Certificate”). Capitalized terms used in this Statement of Performance Goals that are not specifically defined in this Statement of Performance Goals have the meanings assigned to them in the Certificate.
The PSUs granted under the Certificate are divided into three tranches (each, a “Tranche”) as follows: the first Tranche consists of 9,405 PSUs (the “First Tranche”); the second Tranche consists of 9,404 PSUs (the “Second Tranche”); and the third Tranche consists of the remaining 9,404 PSUs (the “Third Tranche”). Each Tranche will be earned and eligible to vest in accordance with the Certificate, if at all, upon the satisfaction of the stock price hurdles set forth below, subject to the Committee’s prompt review and determination that the requisite stock price hurdles have been attained (the “Committee Determination”).
First Tranche: The First Tranche will be earned and eligible to vest on the first calendar day by which the Company’s closing price per share of Stock (as reasonably determined by the Company) on the primary national securities exchange on which the Company’s Stock then trades (the “Exchange”) has met or exceeded $425 for five (5) separate trading days during the Performance Period.
Second Tranche: The Second Tranche will be earned and eligible to vest on the first calendar day by which the Company’s closing price per share of Stock (as reasonably determined by the Company) on the Exchange has met or exceeded $450 for five (5) separate trading days during the Performance Period.
Third Tranche: The Third Tranche will be earned and eligible to vest on the first calendar day by which the Company’s closing price per share of Stock (as reasonably determined by the Company) on the Exchange has met or exceeded $475 for five (5) separate trading days during the Performance Period.
Certification of Performance Goals. Except as otherwise provided in § 3 of the Agreement, in order for any Tranche to be earned and eligible to vest, the Tranche’s applicable stock price hurdle must be achieved during the Performance Period, and the Committee Determination must be made; otherwise, such Tranche will not be eligible to vest.
Stock Price Hurdle Adjustments. If any change is made to the outstanding shares of Stock or the capital structure of the Company, if required, the Performance Stock Units shall be adjusted in any manner as contemplated by § 13 of the Plan.